                           CERTIFICATE OF DESIGNATION

                                       OF

                 8% SERIES F CUMULATIVE CONVERTIBLE PAY-IN-KIND
                                 PREFERRED STOCK

                                       OF

                              Rite Aid Corporation

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

                  Rite Aid Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article Fourth of its
Restated Certificate of Incorporation, as amended (the "Certificate of
Incorporation") and in accordance with the provisions of Section 151 of the
General Corporation Law of the State of Delaware, the Board of Directors of the
Company, at a meeting duly called and held via telephone conference on January
19, 2005, and the Pricing Committee designated by the Board of Directors of the
Company by resolution adopted by unanimous written consent on January 28, 2005, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that, pursuant to the authority vested in the
Pricing Committee by the Board of Directors, and in the Board of Directors by
the Certificate of Incorporation, the Pricing Committee designated by the Board of Directors does hereby designate, create, authorize and provide for the issuance of 8% Series F Cumulative Convertible Pay-in-Kind Preferred Stock (the
"Series F Preferred Stock"), par value $1.00 per share, with a liquidation preference of $100 per share at the time of initial issuance, initially consisting of 2,000,000 shares, which number may be increased from time to time by the Board of Directors upon any issuance of Series F Preferred Stock in accordance with Section 3 of this Certificate of Designation and upon compliance with applicable law, having the following voting powers, preferences and relative, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                  1.    Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  "Board of Directors" means the Board of Directors of the
Company or any authorized committee of the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Stock" means (i) in the case of a corporation,
corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Closing Price" means, with respect to any securities on any day, the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau
Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                  "Common Stock" means the common stock, par value $1.00 per share, of the Company.

                  "Conversion Price" means $5.50, subject to adjustment as set forth in Section 6 herein.

                  "DGCL" means the Delaware General Corporation Law.

                  "Dividend Payment Date" has the meaning set forth in Section
3(a) below.

                  "Dividend Rate" means 8.00% per annum.

                  "Holder" means the record holder of one or more shares of
Series F Preferred Stock, as shown on the books and records of the Company.

                  "Issue Date" means the first date on which any shares of
Series F Preferred Stock are issued.

                  "Junior Securities" has the meaning set forth in Section 2 below.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "Liquidation Date" has the meaning set forth in Section 4
below.

                  "Liquidation Preference" means, as of any date and subject to adjustment based on stock splits, subdivisions or combinations with respect to the Series F Preferred, $100 plus accrued and unpaid dividends with respect to any preceding Dividend Payment Date, as if the same had been paid on such date, at the Dividend Rate.

                  "Optional Redemption Price" has the meaning set forth in
Section 5(a) below.

                  "Parity Securities" has the meaning set forth in Section 2 below.

                  "Partial Dividend Period Amount" means, as of any applicable date, with respect to any Series F Preferred Stock, an amount equal to the amount of dividends that would accrue at the Dividend Rate on the Liquidation
Preference of such Series F Preferred Stock on a daily basis from the last
Dividend Payment Date to and including such applicable date.

                  "Person" means any individual, corporation, partnership,
limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Preferred Stock Director" has the meaning set forth in
Section 7(c) below.

                  "Record Date" has the meaning set forth in Section 3(a) below.

                  "Redemption Date" has the meaning set forth in Section 5(c)
below.

                  "Senior Security" has the meaning set forth in Section 2
below.

                  "Series D Preferred Directors" means the individuals elected by the holders of the Company's Series D Cumulative Convertible Pay-In-Kind
Preferred Stock and serving as such immediately prior to the initial issuance of the Series F Preferred Stock.

                  "Series E Preferred Stock" means the Company's Series E
Mandatory Convertible Preferred Stock, par value $1.00 per share, and with a liquidation preference of $50 per share.

                  "Series G Preferred Stock" means the Company's 7% Series G
Cumulative Convertible Pay-in-Kind Preferred Stock, par value $1.00 per share, and with a liquidation preference of $100 per share.

                  "Series H Preferred Stock" means the Company's 6% Series H
Cumulative Convertible Pay-in-Kind Preferred Stock, par value $1.00 per share, and with a liquidation preference of $100 per share.

                  "Subsidiary" means, with respect to any Person, (i) any
corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such
Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market or (z) if the applicable security is not otherwise listed, admitted for

trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  2.    Ranking. The Series F Preferred Stock shall, with
respect to dividend rights and distributions upon the liquidation, winding-up or dissolution of the Company, rank (i) senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the
Series F Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) on parity with the Company's Series E Preferred Stock, Series G Preferred Stock, including any additional shares of Series G Preferred Stock issued as dividends, Series H
Preferred Stock, including any additional shares of Series H Preferred Stock issued as dividends, and any additional shares of Series F Preferred Stock issued by the Company in the future in accordance with Section 3 hereof and any other class of Capital Stock or series of preferred stock established after the
Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series F Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities") and
(iii) subject to Section 7(g) hereof, junior to any other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of
Directors, the terms of which expressly provide that such class or series will rank senior to the Series F Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company
(collectively referred to as "Senior Securities").

                  3.    Dividends.

                  a.    Except as set forth in paragraph 3(d) below, the Holders
of shares of the Series F Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the
Company legally available therefor, cumulative preferential dividends, accruing from the date of issuance, unless otherwise provided for herein, at the Dividend
Rate on the Liquidation Preference and payable quarterly in arrears on each
March 31, June 30, September 30 and December 31 or, if any such date is not a
Business Day, on the next succeeding Business Day (each, a "Dividend Payment
Date"), to the Holders of record as of the next preceding March 15, June 15,
September 15 and December 15 (each, a "Record Date"). Dividends shall be payable, at the option of the Company,

either (i) in cash, (ii) by issuance of additional shares of Series F Preferred
Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend to be paid, or (iii) in any combination thereof. All dividends paid with respect to shares of Series F Preferred Stock, whether in cash or shares of Series F Preferred Stock, pursuant to this Section
3 shall be made pro rata among the Holders based upon the aggregate accrued but unpaid dividends on the shares held by each such Holder. If and when any shares are issued under this Section 3(a) for the payment of accrued dividends, such shares shall be validly issued and outstanding and fully paid and nonassessable and shall initially have a Conversion Price equal to that of the Series F
Preferred Stock with respect to which it is issued. Dividends payable on the
Series F Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis.

                  b.    To the extent not paid pursuant to Section 3(a) above,
dividends on the Series F Preferred Stock shall accumulate, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. For all purposes hereunder, dividends on the Series F
Preferred Stock shall be treated as if the same were paid on the relevant
Dividend Payment Date, whether or not the same were in fact so paid or declared.

                  c.    Holders of the Series F Preferred Stock shall not be
entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described; provided, however, that the Company may pay any additional dividend on the Series F Preferred Stock out of legally available funds, when as and if declared by the Board of Directors.
Unless full cumulative dividends on all outstanding shares of Series F Preferred
Stock for all past dividend periods shall have been declared and paid in cash or by the issuance of additional shares of Series F Preferred Stock, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend
(other than a dividend payable solely in Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of
Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior
Securities, other than a distribution consisting solely of Junior Securities;
(iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange or conversion for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no
monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its
Subsidiaries.

                  d.    In the case of shares of Series F Preferred Stock issued
on the Issue Date, dividends shall accrue and be cumulative from January 1,
2005. In the case of shares of Series F Preferred Stock issued as a dividend on shares of Series F Preferred Stock, dividends shall accrue and be cumulative from the Dividend Payment Date in respect of which such shares were issued or were scheduled to be paid pursuant to Section 3(a) hereof as a dividend.

                  e.    Each fractional share of Series F Preferred Stock
outstanding (or treated as outstanding pursuant to Section 3(b) hereof) shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding or due to be issued and outstanding share of Series
F Preferred Stock pursuant to paragraph (a) of this Section 3, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared); and shall be payable in the same manner and at such times as provided for in paragraph (a) of this Section 3 with respect to dividends on each outstanding or due to be issued and outstanding share of Series F Preferred Stock. Each fractional share of Series F Preferred
Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding share of Series F Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding share of
Series F Preferred Stock.

                  f.    Accrued but unpaid dividends for any past dividend
periods may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Date, to
Holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall be no more than 60 days prior to the payment date thereof.

                  4.    Distributions Upon Liquidation, Dissolution or Winding
Up.

                  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its Capital
Stock resulting in a distribution of assets to the holders of any class or series of the Company's Capital Stock (the date of such occurrence, the
"Liquidation Date"), the Company shall, out of the assets of the Company available for distribution, make the following payments in respect of its
Capital Stock:

                  a.    first, payments due in connection with the Senior
Securities on the Liquidation Date, including any accumulated and unpaid dividends, if any, on such Senior Securities, to the Liquidation Date;

                  b.    second, on a pro rata basis, payments (i) on shares of
the Series F Preferred Stock equal to the Liquidation Preference per share of
Series F Preferred Stock held by or due to (as of such date pursuant to Section
3 hereof) such Holder, plus all Partial Dividend Period Amounts, if any, thereon to the Liquidation Date and (ii) due on Parity Securities; and

                  c.    third, payments on any Junior Securities, including,
without limitation, the Common Stock.

After payment in full in cash of the Liquidation Preference and all accrued and unpaid dividends, if any, to which Holders of Series F Preferred Stock are entitled, such Holders shall not be entitled to any further participation in any distribution of assets of the Company.

                  5.    Redemption by the Company.

                  a.    From time to time after the Issue Date, the Company
shall have the option to redeem (subject to the legal availability of funds therefor) all, or any part of, the outstanding (and due to be issued and outstanding as of such date pursuant to Section 3 hereof) shares of the Series F
Preferred Stock at a price equal to 105% of the Liquidation Preference), plus the Partial Dividend Period Amount, if any, to the applicable Redemption Date
(together, the "Optional Redemption Price").

                  b.    In case of redemption of less than all of such shares of
Series F Preferred Stock, the shares to be redeemed shall be selected pro rata or by other appropriate means.

                  c.    Notice of any redemption shall be sent by or on behalf
of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series F Preferred Stock at their last addresses as they shall appear on the books of the Company;
provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Optional Redemption Price;
(iii) the number of shares of Series F Preferred Stock to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Optional Redemption Price; (v)
the Conversion Price then in effect; (vi) that the Holder's right to convert such shares

of into Common Stock shall terminate on the close of business on the fifth
Business Day preceding such redemption date; and (vii) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified therein all shares called for redemption.

                  d.    If notice has been mailed in accordance with
Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the
Redemption Date, dividends on the shares of the Series F Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series F
Preferred Stock, and all rights of the Holders thereof as stockholders of the
Company (except the right to receive from the Company the Optional Redemption
Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state, unless such certificates have not yet been issued by the Company but are otherwise due to such Holder pursuant to Section 3 hereof), such shares shall be redeemed by the Company at the Optional Redemption Price.

                  e.    Any deposit of funds with a bank or trust company for
the purpose of redeeming Series F Preferred Stock shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the
Holders of the Series F Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the
Company shall look only to the Company for payment without interest or other earnings; provided, however, that any funds deposited for the purpose of redeeming shares of Series F Preferred Stock which are subsequently converted in accordance with Section 6 hereof shall be repaid to the Company upon such conversion.

                  6.    Conversion.

                  a.    Any Holder of shares of Series F Preferred Stock shall
have the right to convert any of such shares which have not been previously redeemed into fully paid, nonassessable shares of Common Stock. For the purpose of conversion, each share of Series F Preferred Stock shall be valued at the
Liquidation Preference, which shall be divided by the Conversion Price in effect on the conversion date to

determine the number of shares issuable upon conversion. In case any shares of
Series F Preferred Stock are to be redeemed pursuant to Section 5 hereof, such right of conversion shall cease and terminate as to the shares of Series F
Preferred Stock to be redeemed at the close of business on the fifth Business
Day preceding the date fixed for redemption, unless the Company shall default in the payment of the applicable redemption price.

                  b.    Any Holder of shares of Series F Preferred Stock
desiring to convert such shares into Common Stock shall surrender the certificate or certificates (unless such certificates have not yet been issued by the Company but are otherwise due such Holder pursuant to Section 3 hereof)
evidencing such shares of Series F Preferred Stock at the office of the transfer agent (which may be the Company) for the Series F Preferred Stock, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by (i) an irrevocable written notice to the Company that the Holder elects so to convert such shares of Series
F Preferred Stock and specifying the name or names (with address or addresses)
in which a certificate or certificates evidencing shares of Common Stock are to be issued, (ii) in the event that the Series F Preferred Stock is converted during the period from the close of business on any Record Date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment
Date, payment in New York Clearing House funds or other funds acceptable to the
Company of an amount equal to the Partial Dividend Period Amount (other than with respect to dividends to be paid-in-kind by the Company) that would accrue from the date of conversion to such Dividend Payment Date on the Series F
Preferred Stock so converted and (iii) if required pursuant to Section 6(f), an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid). In the event that a holder fails to notify the Company of the number of shares of
Series F Preferred Stock which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

                  Holders of shares of Series F Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Record Date and prior to such Dividend Payment
Date. A Holder of shares of Series F Preferred Stock on a Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common
Stock on such Dividend Payment Date will receive the dividend payable by the
Company on such shares of Series F Preferred Stock on such date. Except as provided for above, no payments or adjustments in respect of dividends on shares of Series F Preferred

                                       10

Stock surrendered for conversion or on account of any dividend on the Common
Stock issued upon conversion shall be made upon the conversion of any shares of
Series F Preferred Stock.

                  The Company shall, as soon as practicable after such deposit of certificates (to the extent required above) evidencing shares of Series F
Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series F Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series F Preferred Stock to be converted shall have been surrendered (to the extent required above) together with the irrevocable written notice and payment of taxes (if applicable) as provided for in clauses (i) and (iii) above, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series F Preferred Stock shall be treated for all purposes as the record holder or holders of such Common
Stock at such time on such date, unless the stock transfer books of the Company shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice (and, if applicable, payment)
received by the Company. Immediately following such conversion, the rights of the holders of converted Series F Preferred Stock, as such, shall cease.

                  c.    Adjustment of Conversion Price. The Conversion Price at
which shares of Series F Preferred Stock are convertible into Common Stock shall be subject to adjustment from time to time, as follows:

                        i.    In case at any time after the date hereof, the
Company shall pay or make a dividend or other distribution on all or any portion of its Common Stock or shall make a dividend or other distribution on any other class of Capital Stock of the Company which dividend or distribution includes
Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock

                                       11

outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip Common Stock. If any dividend or distribution of the type described in this Section 6(c)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the
Conversion Price which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, any dividend or distribution of Common Stock to holders of Series E Preferred Stock pursuant to the terms of the Certificate of Designation governing the Series E Preferred
Stock will not require any adjustment to the Conversion Price.

                        ii.   In case at any time after the date hereof, the
Company shall pay or make a dividend or other distribution on all of its Common
Stock consisting of, or shall otherwise issue to all holders of its Common
Stock, rights, warrants or options (not being available on an equivalent basis to Holders of the Series F Preferred Stock upon conversion) entitling the holders of its Common Stock to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (viii) of this Section 6(c)) of the shares of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of
Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common
Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (ii), the number of shares of
Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The
Company will not issue any rights or warrants in respect of Common Stock held in the treasury of the Company (or, if rights or warrants are issued in respect of all of

                                       12

the Common Stock of the Company, will not exercise any such rights or warrants in respect of Common Stock held in the treasury of the Company). In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants. The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors of the Company, whose determination shall be conclusive.

                        iii.  In case at any time after the date hereof, all or
any portion of the Common Stock outstanding shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely in case at any time after the date hereof, all or any portion of the shares of Common Stock outstanding shall each be combined into a smaller number of shares of Common
Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                        iv.   In case at any time after the date hereof, the
Company shall, by dividend or otherwise, distribute to all holders of its Common
Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in paragraph (ii) of this Section 6(c) as entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the current market price, any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in paragraph (i) of this Section 6(c) and any dividend or distribution upon a merger or consolidation referred to in paragraph (v) of this Section 6(c)), the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion
Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share
(determined as provided in paragraph (viii) of this Section 6(c)) of the Common
Stock on the date fixed for such determination less the then fair market

                                       13

value (as determined by the Board of Directors in good faith, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If any dividend or distribution of the type described in this Section 6(c)(iv) is declared but not so paid or made, the
Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                        v.    In case at any time after the date hereof, the
Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock consisting exclusively of cash (excluding any cash that is distributed upon a merger or consolidation or a sale or transfer of all or substantially all of the assets of the Company to which Section 6(e) applies or as part of a distribution referred to in paragraph (iv) of this Section 6(c)) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (v) has been made and
(ii) the aggregate of any cash plus the fair market value (as determined by the
Board of Directors in good faith, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the
12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (vi) of this Section 6(c) has been made, exceeds 12.5% of the product of the current market price per share of
Common Stock on the date for the determination of holders of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the
Conversion Price in effect immediately prior to the close of business in the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (viii) of this Section 6(c)) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (viii) of this section 6(c)) of the Common Stock on such date for

                                       14

determination. If any dividend or distribution of the type described in this
Section 6(c)(v) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                        vi.   In case a tender or exchange offer made by the
Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares
(as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors in good faith, whose determination shall be conclusive) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the
Company or any Subsidiary of the company for all or any portion of the Common
Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment, pursuant to this paragraph
(vi) has been made and (ii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (v) of this Section 6(c) has been made, exceeds 12.5% of the product of the current market price per share of the
Common Stock (determined as provided in paragraph (viii) of this Section 6(c))
as of the last time (the "Expiration Time") tenders or tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the
Expiration Time, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A)
the numerator of which shall be equal to (1) the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph
(viii) of this

                                       15

Section 6(c)) on the date of the Expiration Time and (y) the number of shares of
Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (x) the current market price per share of the Common
Stock (determined as provided in paragraph (viii) of this Section 6(c), as of the Expiration Time and (y) the number of shares of Common Stock outstanding
(including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the
Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares"). In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

                        vii.  The reclassification of Common Stock into
securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6(e) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (ii) of this Section 6(c)) and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective", within the meaning of the paragraph (iii) of this Section 6(c)).

                        viii. For the purpose of any computation under
paragraphs (ii), (iv), (v), or (vi) of this Section 6(c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share for the five consecutive Trading Days immediately preceding the earlier of the day in question and the day before the
"ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the
Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

                        ix.   The Company may make such reductions in the
Conversion Price, in addition to those required by subparagraphs (i), (ii),
(iii), (iv), (v) and (vi), of this Section 6(c), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock

                                       16

resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a good faith determination that such reduction would be in the best interests of the
Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Series F Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                        x.    Notwithstanding any other provision of this
Section 6, no adjustment to the Conversion Price shall reduce the Conversion
Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. Without the prior approval of the holders of a majority of the outstanding shares of Series F Preferred Stock, the Company will not take any action (1) to increase the par value per share of the Common Stock or (2) that would or does result in any adjustment in the Conversion Price that would cause the Conversion Price to be less than the then par value per share of the Common
Stock.

                        xi.   Notwithstanding any other provision of this
Section 6, no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                        xii.  Whenever the Conversion Price is adjusted as
herein provided:

                              (1)   the Company shall compute the adjusted
conversion price and shall prepare a certificate signed by the Treasurer of the
Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series F Preferred Stock; and

                              (2)   a notice stating that the Conversion Price
has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record Holders of shares of
Series F

                                       17

Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Company.

                        xiii. In any case in which this Section 6(c) provides
that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (x) issuing to the Holder of any share of Series F Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common
Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 6(d).

                  d.    The Company shall not issue fractional shares or scrip
representing fractional shares of Common Stock upon conversion of Series F
Preferred Stock. Instead the Company shall pay a cash adjustment based upon the
Closing Price of the Common Stock on the Business Day immediately preceding the date of conversion. If more than one certificate evidencing shares of Series F
Preferred Stock shall be surrendered for conversion at one time by the same
Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series F Preferred Stock so surrendered.

                  e.    In the event that the Company shall be a party to any
transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the
Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of
Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each share of Series F
Preferred Stock then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common
Stock into which such share of Series F Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the person formed by such

                                       18

consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  f.    The Company shall at all times reserve and keep
available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series F Preferred Stock, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all shares of Series F Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series F
Preferred Stock.

                  The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series F Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series F Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

                  g.    In case:

                        i.    the Company shall authorize or take an action that
would, upon consummation, require a Conversion Price adjustment pursuant to subparagraphs (ii), (iii), (iv), (v) or (vi) of Section 6(c); or

                        ii.   of any reclassification of Common Stock (other
than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or

                                       19

substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                        iii.  of the voluntary or involuntary dissolution,
liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holders of record of the Series
F Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Company, at least twenty days prior to the proposed record or effective date as the case may be, notice stating (x) the date on which a record (if any) is to be taken for the purpose of such action, dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  h.    Notwithstanding the foregoing provisions, the issuance
of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date (which securities include the Series E Preferred Stock, Series G Preferred Stock and
Series H Preferred Stock), shall not be deemed to constitute an issuance of
Common Stock or exercisable, exchangeable or convertible securities by the
Company to which any of the adjustment provisions described above applies so long as the size or extent of the plan or plans are customary corporations similar to the Company. There shall also be no adjustment of the Conversion
Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this
Section 6. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment

                                       20

shall be the amount of adjustment which has the greatest absolute value.

                  i.    For purposes of this Section 6, the number of shares of
Common Stock at any time outstanding shall not include any shares of Common
Stock then owned or held by or for the account of the Company.

                  7.    Voting Rights.

                  a.    Holders of Series F Preferred Stock shall have no voting
rights, except as required by law and as here inafter provided in this Section
7.

                  b.    The Holders of Series F Preferred Stock shall be
entitled to notice of all stockholders meetings in accordance with the Company's bylaws and the DGCL, and except as set forth in Section 7(c) and (d) below and as otherwise required by applicable law, the Holders of Series F Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote, voting together with the holders of the Common Stock, and any other series of preferred stock entitled to vote on such matters, as a single class, with each share of Common Stock entitled to one vote per share and each share of
Series F Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series F Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

                  c.    The Holders of the outstanding shares of Series F
Preferred Stock, voting together with holders of the Series G Preferred Stock and the Series H Preferred Stock as a single class (on an as if converted basis), shall have the right to elect one director to serve on the Company's
Board of Directors (the "Preferred Stock Director"). The Preferred Stock
Director shall initially be Jonathan D. Sokoloff.

                  d.

                        i.    If at any time dividends on any of the Series F
Preferred Stock, Series G Preferred Stock or Series H Preferred Stock are not
paid in full, all dividends declared upon such shares of Series F Preferred
Stock, Series G Preferred Stock and Series H Preferred Stock shall be declared pro rata based on the relative liquidation preference of such preferred stock.
If at any time dividends on any of the Series F Preferred Stock, Series G
Preferred Stock or Series H Preferred Stock, shall as to any such series, be in arrears in an amount equal to at least two of the full quarterly dividends payable (either in such or additional shares of the applicable series of
Preferred Stock) on such series of preferred stock, then the

                                       21

Company shall take all steps reasonably required to increase the number of members of the Board of Directors by two and the holders of the outstanding shares of Series F Preferred Stock, voting together with the holders of Series G
Preferred Stock and Series H Preferred Stock (on an as if converted basis) as a single class, shall be entitled to elect the directors to fill the newly created directorships resulting from the increase in the number of directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of such shares of Series F Preferred Stock,
Series G Preferred Stock and Series H Preferred Stock called as hereinafter provided, or by the written consent of the holders of Series F Preferred Stock,
Series G Preferred Stock and Series H Preferred Stock without a meeting.

                        ii.   Whenever such voting right pursuant to this
Section 7(d) shall have vested as aforesaid, such right may be exercised initially by written consent of the holders of Series F Preferred Stock, Series
G Preferred Stock and Series H Preferred Stock, or either at a special meeting of the holders of Series F Preferred Stock, Series G Preferred Stock and Series
H Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meeting, or by the written consent of the holders of Series F Preferred
Stock, Series G Preferred Stock and Series H Preferred Stock without a meeting.
Such voting right of the Series F Preferred Stock shall continue until such time as dividends accrued on the series of preferred stock that triggered the voting rights of this Section 7(d) shall be in arrears in an amount less than two of the full quarterly dividends payable on such shares of preferred stock, at which time such voting right of the holders of Series F Preferred Stock, Series G
Preferred Stock and Series H Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Company for the requisite period of time fully to pay dividends as described above, and the number of directors shall be reduced by two with the directors elected pursuant to this Section 7(d) resigning from the Board of Directors.

                        iii.  At any time after such voting power shall have
been so vested, pursuant to this Section 7(d), in shares of Series F Preferred
Stock, Series G Preferred Stock and Series H Preferred Stock and such right shall not already have been exercised by written consent, as aforesaid, a proper officer of the Company may, and upon the written request of holders of record of at least 10% of the outstanding shares of Series F Preferred Stock, Series G
Preferred Stock or Series H Preferred Stock (addressed to the Secretary of the
Company at the principal office of the Company) shall, call a special meeting of the holders of shares of Series F Preferred Stock together with the holders of
Shares of Series G Preferred Stock and Series H Preferred Stock for the election of the directors of the Company to be

                                       22

elected by them as herein provided, such call to be made by notice given in accordance with the notice provisions provided by the by-laws of the Company for a special meeting of the stockholders or as required by law. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place designated by the Secretary of the
Company. If such meeting shall not be called by a proper officer of the Company within 30 days after receipt of such written request by the Secretary of the
Company then the holders of record of at least 10% of the outstanding shares of
Series F Preferred Stock, Series G Preferred Stock and the Series H Preferred
Stock then outstanding may call such meeting at the expense of the Company, and such meeting may be called by such holders upon the notice required for special meetings of stockholders and shall be held at the place designated in such notice. Any holder of Series F Preferred Stock which would be entitled to vote at any such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of holders of Series F Preferred Stock, Series G
Preferred Stock and Series H Preferred Stock to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                  e.    At any meeting held for the purpose of electing
directors at which the holders of Series F Preferred Stock, Series G Preferred
Stock and Series H Preferred Stock shall have the right to elect one or more directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of Series F Preferred Stock, Series
G Preferred Stock and Series H Preferred Stock shall be required and be sufficient to constitute a quorum for the election of directors by such class.
At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of Series F Preferred Stock, Series G Preferred Stock and Series H
Preferred Stock shall not prevent the election of directors other than the director to be elected by the holders of Series F Preferred Stock, Series G
Preferred Stock and Series H Preferred Stock voting together as a class, and the absence of a quorum or quorums of the holders of Capital Stock entitled to elect such other directors shall not prevent the election of the director to be elected by the holders of Series F Preferred Stock, Series G Preferred Stock and
Series H Preferred Stock voting together as a class, and (y) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, holders of a majority of the shares of Series F Preferred Stock,
Series G Preferred Stock and Series H Preferred Stock present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice

                                       23

(except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  f.    In case of a vacancy occurring in the office of any
director so elected pursuant to Section 7, the holders of a majority of the
Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock
then outstanding may, at a special meeting of the holders or by written consent as provided above, elect a successor to hold office for the unexpired term of such director.

                  g.    The Company shall not, without the affirmative vote or
consent of the holders of a majority of the shares of Series F Preferred Stock then outstanding:

                        i.    amend or otherwise alter (in each case, by merger,
consolidation or otherwise) its Certificate of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series F
Preferred Stock set forth in this Certificate of Designation;

                        ii.   take any action requiring a vote of stockholders
of the Company that adversely affects the rights, preferences and privileges of the Series F Preferred Stock set forth in this Certificate of Designation;

                        iii.  authorize, create (by way of reclassification or
otherwise) or issue (in each case, by merger, consolidation or otherwise) any
Senior Securities, or security convertible into or evidencing the right to purchase any Senior Securities; or

                        iv.   issue or obligate or otherwise commit itself to
issue (in each case, by merger, consolidation or otherwise) shares of Series F
Preferred Stock, except as dividends in accordance with Section 3(a) hereof.

                  h.    The Company shall not, without the affirmative vote or
consent of the Preferred Stock Director, redeem or repurchase any Capital Stock of the Company or pay any cash dividend on the Common Stock unless such cash dividend would not require an adjustment to the Conversion Price pursuant to
Section 6(c)(i) or (v) hereof.

                  8.    Payment.

                  a.    All amounts payable in cash with respect to the Series F
Preferred Stock shall be payable in United States dollars at the principal executive office of the Company or, at the option of the Holder, payment of dividends (if any)

                                       24

may be made by check mailed to such Holder of the Series F Preferred Stock at its address set forth in the register of holders of Series F Preferred Stock maintained by the Company.

                  b.    Any payment on the Series F Preferred Stock due on any
day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  c   . Dividends payable on the Series F Preferred Stock on any
Redemption Date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

                  9.    Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of
Series F Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth or authorized in this Certificate of Designation (as such
Certificate of Designation may be amended from time to time) and in the
Certificate of Incorporation. The shares of Series F Preferred Stock shall have no preemptive or subscription rights.

                  10.   Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for
convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  11.   Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series F Preferred Stock and qualifications, limitations and restrictions thereof set forth in this
Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series F Preferred Stock and qualifications, limitations and restrictions thereof set forth in this
Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series F Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of

                                       25

Series F Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series F Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  12.   Reissuance of Series F Preferred Stock. Shares of
Series F Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, exchanged or converted, shall (upon compliance with any applicable provisions of the DGCL) have the status, without any further action on behalf of the Company, of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issue of such shares as Series F Preferred Stock must be in compliance with the terms hereof.

                            [signature page follows]

                  IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this 28 day of January, 2005.

                               RITE AID CORPORATION

                               By:
                                   -----------------------------------
                               Name:  Robert B. Sari
                               Title: Senior Vice President,
                                      General Counsel and Secretary

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